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20071142689 C
$ 150.00
SECRETARY OF STATE
03-21-2007 10:30:34

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction

filed pursuant to §7-90-301, et seq. and §7-90-305 of the Colorado Revised Statutes (C.R.S)

Document number (of filed document to be corrected): 20061516580

ID number: 19871271905

1. Entity name: Xedar Corporation

2. True name (if different from the entity name): ______

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 21.

3. Corrections made below are intended to update the entity's current information ☐

OR

Corrections made below are intended for historical purposes only, and not to update the entity's current information ☑.

4. Correction of entity name of record ______

5. Correction of true name of record ______

6. Correction of entity form of record ______

7. Correction of jurisdiction of formation of record ______

8. Correction of registered agent of record (if an individual) ______ (Last) ______ (First) ______ (Middle) ______ (Suffix)

OR (if a business organization) ______

The person appointed as registered agent in the document has consented to being so appointed.

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

9. Correction of registered agent street address of record

____
(Street name and number)

____

______________ CO ______________
(City) (State) (Postal/Zip Code)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

10. Correction of registered agent mailing address of record*
(if different from above)

____
(Street name and number or Post Office information)

____

______________ ______ ______________
(City) (State) (Postal/Zip Code)

______________ ______________
(Province – if applicable) (Country – if not US)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

***If this address is being deleted entirely, mark this box** ☐

11. Correction of principal office street address of record

____
(Street name and number)

____

______________ ______ ______________
(City) (State) (Postal/Zip Code)

______________ ______________
(Province – if applicable) (Country – if not US)

12. Correction of principal office mailing address of record*
(if different from above)

____
(Street name and number or Post Office information)

____

______________ ______ ______________
(City) (State) (Postal/Zip Code)

______________ ______________
(Province – if applicable) (Country – if not US)

***If this address is being deleted entirely, mark this box** ☐

13. Correction of delayed effective date of record
(only for filed documents that have not become effective)

____
(mm/dd/yyyy)

14. Correction of period of duration of record

If the entity's period of duration as corrected is perpetual, mark this box ☐

OR

If period of duration is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

15. If other information contained in the filed document is being corrected, mark this box ☑ and include an attachment stating the information to be corrected and each such correction.

16. Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction). *(only for filed documents that have become effective)*

17. If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

18. If this statement of correction affects this record's status, mark this box ☐.

19. *(If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.)*
☐ The filed document is revoked.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

20. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Smith	Thomas	S.	Esq.
(Last)	*(First)*	*(Middle)*	*(Suffix)*

Castle Meinhold & Stawiarski LLC
(Street name and number or Post Office Box information)
999 Eighteenth Street, Suite 2201

Denver	CO	80202
(City)	*(State)*	*(Postal/Zip Code)*

____________ *(Province – if applicable)* ____________ *(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

STATEMENT OF CORRECTION

This Statement of Correction relates to Xedar Corporation, Document Number: 20061516580.

Xedar Corporation filed an Amendment to its Articles of Incorporation on December 18 2006. The Amendment was filed on December 18, 2006, without a delayed effective date, as a result of a clerical error. The correct filing date should have been December 19, 2006, after the Special Meeting of Shareholders which approved the reverse stock split.